Exhibit 32

Certification of the President and
the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

I, Wo Hing Li, President of China Precision Steel, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

a)
The Quarterly Report on Form 10-Q of the Company for the quarterly period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 13, 2007        By: /s/ Wo Hing Li
Wo Hing Li
President

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

I, Leada Tak Tai Li, Chief Financial Officer of China Precision Steel, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

a)
The Quarterly Report on Form 10-Q of the Company for the quarterly period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 13, 2007        By: /s/ Leada Tak Tai Li
Leada Tak Tai Li
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.